Exhibit 99.1

BAIN CAPITAL LIFE SCIENCES INVESTORS, LLC
By:	/s/ Adam Koppel
Title: Partner

BCLS SB INVESTCO, LP
By: Bain Capital Life Sciences Partners, LP, its general partner
By: Bain Capital Life Sciences Investors, LLC, its general partner
By:	/s/ Adam Koppel
Title: Partner

BAIN CAPITAL LIFE SCIENCES PARTNERS, LP
By: Bain Capital Life Sciences Investors, LLC, its general partner
By:	/s/ Adam Koppel
Title: Partner

BAIN CAPITAL LIFE SCIENCES FUND II, L.P.
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By:	/s/ Adam Koppel
Title: Partner

BAIN CAPITAL LIFE SCIENCES INVESTORS II, LLC
By: Bain Capital Life Sciences Investors, LLC, its manager
By:	/s/ Adam Koppel
Title: Partner

BCLS II INVESTCO, LP
By: BCLS II Investco (GP), LLC, its general partner
By: Bain Capital Life Sciences Fund II, L.P., its managing member
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By:	/s/ Adam Koppel
Title: Partner

BCLS II INVESTCO (GP), LLC
By: Bain Capital Life Sciences Fund II, L.P., its managing member
By: Bain Capital Life Sciences Investors II, LLC, its general partner
By: Bain Capital Life Sciences Investors, LLC, its manager
By:	/s/ Adam Koppel
Title: Partner

BCIP LIFE SCIENCES ASSOCIATES, LP
By: Boylston Coinvestors, LLC, its general partner
By:	/s/ Adam Koppel
Title: Authorized Signatory